STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of May 21, 2013 (this “Agreement”), is entered into by and between Ronald Brewer, as agent and attorney-in-fact (the “Sellers’ Agent”) for the sellers listed on Schedule A hereto (the “Sellers”) RJD Green, Inc.  (the “Purchaser”) and Zahoor Ahmad, individually.  Purchaser, Ahmad and Sellers are each referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

Sellers are the owners of 2,581,180 shares of common stock and 3,325,000 shares of preferred stock of Silex Holdings Inc. (the “Company”), representing 100% of the issued and outstanding capital stock of the Company as of the date hereof calculated on an actual basis and a fully-diluted basis and .  Sellers desires to sell to Purchaser all of said stock (the “Sellers’ Shares”).  Purchaser desires to purchase all of the Sellers’ Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Parties agree as follows:

1.

Purchase and Sale.

Sellers shall sell, transfer, convey and deliver unto Purchaser the Sellers’ Shares, and Purchaser shall acquire and purchase the Sellers’ Shares from Sellers.

2.

Purchase Price.

(a)

General.  The purchase price (the “Purchase Price”) for the Sellers’ Shares, in the aggregate, is 375,390,000 common shares of Purchaser.

(b)

Payment at Closing.  At the Closing (as defined in Section 3(a)), Purchaser shall issue to Sellers the common shares, as set forth and allocated on Schedule A.

3.

The Closing.

(a)

General.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as follows:

i.

Sellers shall deliver the original Certificates (below defined) to the Purchaser with a copy to J.M. Walker & Associates via email, jmwlkr85@gmail.com.

ii.

 In addition, Sellers shall deliver to Purchaser, via email, care of J.M. Walker & Associates at the email address set forth above, copies of the balance of Sellers’ closing deliverables identified below in Section 3(b)(i) (together with the Certificates, the “Sellers’ Closing Deliverables”).

iii.

If Purchaser approves of Sellers’ Closing Deliverables, Purchaser shall so notify Sellers’ Agent.  Upon the receipt of such notification, Purchaser and Sellers’ Agent shall exchange executed copies of this Agreement via email, with originals to follow via courier.  Sellers’ Agent shall also deliver originals of Sellers’ Closing Deliverables to J.M. Walker & Associates, Attorneys At Law, 7841 South Garfield Way, Centennial, CO 80122.

(b)

Deliveries at the Closing.

(i)

At the Closing, Sellers’ Agent shall deliver to Purchaser, or any other person described below:

(A)

Certificate(s) evidencing all of the Sellers’ Shares (the “Certificates”), endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee (or such other verifications acceptable to the Company’s stock transfer agent (the “Transfer Agent”)), to be delivered as specified in Section 3(a)(i);

(B)

the Company’s full and complete articles of incorporation and bylaws, certified by the Secretary of the Company;

(C)

the Company’s full and complete minute book and corporate seal and all other original corporate documents and agreements, certified by the Secretary of the Company;

(D)

a Certificate Of Existence With Status In Good Standing in respect of the Company, issued by the State of Oklahoma, dated not earlier than seven days prior to the Closing;

(E)

a full and complete list of the Company’s stockholders of record, certified by the Transfer Agent as of a date not earlier than seven days prior to the Closing (the “Stockholder List”) and

(F)

any other documents, books, records (including tax records and bank statements), agreements, and financial data of any sort relating to the Company.

(i)

At the Closing, Purchaser shall deliver to Sellers’ Agent, or any other person described below:

(A)

Certificate(s) evidencing the Purchase Price, to be delivered as specified in Section 3(a)(iii);

(B)

Resignation of Zahoor Ahmad as current sole officer;

(C)

Zahoor Ahmad’s written agreement to remain on the Board of Directors for not more than Sixty (60) days;

(D)

Treasury Order relating to the Cancellation Resolution of 375,390,000 Purchaser common shares held by Zahoor Ahmad; and

      (E)

Purchaser’s written agreement not to reverse its common

                                                 shares for a period of six months from the date of Closing.

1.

General Representations and Warranties of Sellers.

On behalf of the Seller, Sellers’ Agent represents and warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the Closing.

(a)

Sellers have full power and authority to execute, deliver and perform such Sellers’ obligations under this Agreement and to sell, assign, transfer and deliver to Purchaser the Sellers’ Shares as contemplated hereby.  No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Sellers of this Agreement and the consummation of the transactions contemplated hereby.

(b)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by Sellers will violate or result in a breach of any term or provision of any agreement to which Sellers are bound or are a party, or be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or cause the acceleration of the maturity of any obligation of Sellers under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sellers or any properties or assets of Sellers.

(c)

This Agreement has been duly and validly executed by Sellers’ Agent, and constitutes the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general limitations on the availability of equitable remedies.

(d)

The Sellers’ Shares are owned beneficially and of record by Sellers and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof.  Sellers own the Sellers’ Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Sellers’ Shares to Purchaser, Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens.  Sellers are not a party to any option, warrant, purchase right, or other contract or commitment that could require Sellers to sell, transfer, or otherwise dispose of any capital stock of the Company or voting rights with respect to such stock (other than pursuant to this Agreement or the Separate Agreements).  Sellers are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(e)

The dates of acquisition of the Sellers’ Shares by Sellers as specified on Schedule A are true and correct.  Such date of acquisition is the respective date on which the Sellers’ Shares were fully paid for by Sellers.

2.

Special Representations and Warranties of Sellers.

Certain Sellers, in their capacity and due to their unique knowledge of the operations of the Company obtained in their capacities as principal shareholders, officers and directors of the Company, as appropriate, represent and warrant to Purchaser that the statements contained in this Section 5 are correct and complete as of the Closing.

(a)

The Company is a corporation duly incorporated, existing and in good standing under the laws of the Oklahoma.  The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such authorization is required.  The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business.  The Company has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity ownership or participation in any other entity.

(b)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof will (i) violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company’s articles of incorporation or bylaws, (ii) be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or instrument or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, or (iii) be subject to any state takeover defense statutes.

(c)

The Company’s authorized capital stock consists of exactly Eighty Million (80,000,000) shares of common stock, $.001 par value per share (“Common Stock”), of which Two Million Five Hundred Eighty One Thousand, One Hundred Eighty (2,581,180) shares are issued and outstanding.  Additionally, the Company has Twenty Million shares of preferred shares, $.001 par value per share (“Preferred Stock”) of which no shares are issued and outstanding.  No other class or series of stock or other equity securities is authorized or outstanding.  The Company has not reserved any shares of stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, the Company’s capital stock.  All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including applicable securities laws.  There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security.  There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among Sellers and any third party (other than the Separate Agreements), or (iii) to the best knowledge of Sellers, between or among any of the Company’s stockholders other than Sellers.  The Company is not a party to any agreement granting any stockholder of the Company the right to require the Company to register any securities under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws.  The Stockholder List accurately reflects the ownership of record of all of the issued and outstanding shares of the Common Stock.

(d)

There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to Sellers’ knowledge, threatened against the Company.

(e)

The Company has properly and timely filed all required federal, state, local and foreign tax returns and has paid all taxes, assessments and penalties due and payable. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns.  There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, nor any tax liens (existing or inchoate) on any of the assets of the Company, except for current year taxes not presently due and payable.  No federal, foreign, state or local tax audit is currently in progress.

The Company has not waived the expiration of the statute of limitations with respect to any taxes.  There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(f)

The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.  Neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(g)

No representation or warranty by Sellers in this Agreement, or in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(h)

The Company and Sellers have procured all governmental and third party consents and clearances required in order to effect the Closing.

(i)

No action, suit or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or delay consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Purchaser to own the Sellers’ Shares and to control the Company, or (iv) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

(j)

Since March 31, 2013, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company for the fiscal year ended December 31, 2012 and the quarter ended March 1, 2013, except for the changes contemplated by this Agreement.

6.

Representations and Warranties of Purchaser.

Purchaser represents and warrants to Sellers that the statements contained in this Section 6 are correct and complete as of the Closing.

(k)

Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.  This Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by general limitations on the availability of equitable remedies.

(l)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate the performance required under, any existing agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(m)

No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party (collectively, “Purchaser Clearances”) is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, other than Purchaser Clearances that are already in effect.

(n)

Purchaser is acquiring the Sellers’ Shares for Purchaser’s own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution, as “distribution” is used in the Securities Act.  Purchaser agrees not to sell or otherwise transfer the Sellers’ Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available.  Purchaser has knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of acquiring the Sellers’ Shares.

7.

No Brokers or Finders.

There are no finders and no Parties shall be responsible for the payment of any finders’ or brokers’ fees or similar fees as a result of the transactions contemplated herein.  Each Party represents and warrants that it has not, and Sellers represents and warrants that the Company has not, incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees, agents’ commissions, financial advisory fees or similar payment in connection with this Agreement.

3.

The Closing.

(a)

General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless and to the extent that the requesting Party is entitled to indemnification therefor under Section 9).

Without limiting the generality of the foregoing, Sellers shall, at Purchaser’s expense, procure or assist in procuring in a timely manner any and all legal opinion letters required by the Transfer Agent for the issuance of one or more new stock certificates evidencing the Sellers’ Shares, registered in accordance with Purchaser’s instructions.  From and after the Closing, the post-Closing board of directors and management of the Company will be entitled to possession of all documents, books, records (including tax records and bank statements), agreements, and financial data of any sort relating to the Company.

(b)

Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving the Company, the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless and to the extent that the contesting or defending Party is entitled to indemnification therefor under Section 9).

9.

Remedies for Breaches of This Agreement.

(a)

Survival of Representations and Warranties.  All of the representations and warranties of the Parties shall survive the Closing (even if a Party knew or had reason to know of any misrepresentation or breach of a representation or warranty by another Party at the time of Closing) and continue in full force and effect until expiration of the applicable statute of limitations.

(b) Indemnification Provisions for Benefit of Purchaser

(i)

In the event Sellers breaches (or any third party alleges facts that, if true, would mean Sellers has breached) any of Sellers’ representations, warranties or covenants contained herein, Sellers shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences (as defined below) Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). For purposes of this Agreement, “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

(ii)

Sellers shall indemnify Purchaser and the Company and hold him harmless from and against the entirety of any Adverse Consequences Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company (whether or not accrued or otherwise disclosed) (x) for any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing (or for any tax year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning before and ending on the Closing) and (y) for the unpaid taxes of any person (other than the Company) under Section 1.1502-6 of the Treasury Regulations adopted under the Internal Revenue Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii)

Sellers shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any liabilities arising out of the ownership of the Sellers’ Shares or operation of the Company prior to the Closing.

(iv)

Sellers shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any indebtedness or other liabilities of the Company existing as of the Closing.

(c)

Indemnification Provisions for Benefit of Sellers.  In the event Purchaser breaches (or any third party alleges facts that, if true, would mean Purchaser has breached) any of Purchaser’s representations, warranties or covenants contained herein, then Purchaser shall indemnify Sellers and hold him harmless from and against the entirety of any Adverse Consequences Sellers may suffer arising out of, relating to, in the nature of, or caused by such breach (or such alleged breach).

(d)

Matters Involving Third Parties.

(i)

If any third party shall notify any Party (such notified Party, the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii)

Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii)

So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,  (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third  Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv)

In the event any of the conditions in Section 9(d)(ii) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

10.

Miscellaneous.

(a)

Fax or Email Execution and Delivery. Execution and delivery of this Agreement by facsimile transmission or PDF electronic mail transmission are legal, valid and binding execution and delivery for all purposes; provided however that each Party shall immediately provide the other Party with an originally executed copy via courier.

(b)

Confidentiality; Public Announcements.  Except as and to the extent required by law, no Party will disclose or use, and each Party will direct its representatives not to disclose or use, any information with respect to the transactions which are the subject of this Agreement, without the consent of the other Parties; provided, however, that the foregoing shall not restrict the Company from making any public disclosure it believes in good faith is required by applicable law, any listing or trading agreement, or FINRA or OTCBB rules.

(c)

Third-Party Beneficiaries.  The Company is an intended third-party beneficiary of Sellers’ representations, warranties and obligations under this Agreement.  Except as stated in the preceding sentence, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d)

Entire Agreement. This Agreement (including the documents referred to herein, except the Separate Agreements) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and cancels any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)

Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this Agreement or any of such Party’s rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Purchaser may (i) assign any or all of Purchaser’s rights and interests hereunder to one or more of Purchaser’s Affiliates (as defined below), and (ii) designate one or more of Purchaser’s Affiliates to perform Purchaser’s obligations hereunder, but no such assignment shall operate to release Purchaser or a successor from any obligation hereunder, unless and only to the extent that Sellers agrees in writing.  For purposes of this Agreement, an “Affiliate” of a specified person is a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified person.

(f)

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g)

Headings. The Section headings in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)

Notices. All notices, requests, demands, claims, and other communications hereunder (any of the foregoing, a “Notice”) must be in writing. Any Notice shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers’ Agent:

Ron Brewer

4012 W. Utica St.

Broken Arrow, OK 74011

If to Purchaser:

RJD Green, Inc.

4 Robert Speck Parkway

Suite 1500

Mississauga ONT L4Z 1S1

Any Party may send any Notice to the intended recipient at the address set forth above using any other means (including personal delivery, courier, messenger, fax, ordinary mail, or electronic mail), but no such Notice shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which Notices are to be delivered to such Party by giving the other Parties notification of such change in the manner herein set forth.

(i)

Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Oklahoma without giving effect to any choice or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of Oklahoma.

(j)

Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by Purchaser and Sellers. No waiver by any Party of any default, misrepresentation, or breach of a representation, warranty or covenant hereunder, intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

(k)

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)

Expenses.  Each Party will bear such Party’s own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.  On behalf of Sellers, Sellers’Agent agrees that the Company has not borne and will not bear any of Sellers’ costs and expenses (including any of Sellers’ legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

(m)

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.  Nothing in any disclosure schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless such schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in a disclosure schedule (if any), shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n)

Incorporation of Schedules and Exhibits.  Schedule A and any other schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(o)

Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 10(p)), without the need to prove irreparable harm or inadequacy of money damages and without the need to post a bond, in addition to any other remedy to which such Party may be entitled, at law or in equity.

(p)

Submission to Jurisdiction.  Each of the Parties submits to the jurisdiction of any state or federal court in Tulsa County, Oklahoma, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

[signature pages follow]

[Sellers’ Signature Page]

IN WITNESS WHEREOF, the undersigned Sellers’ Agent has duly executed this Agreement as of the date first above written.

Sellers’ Agent

/s/Ron Brewer

By: Ron Brewer

As agent and attorney in fact for those sellers

Listed on Schedule A hereto1

____________

1Sellers’ Agent represents and warrants to Purchaser, that Sellers’ Agent has been duly appointed as agent and attorney-in-fact for each of the Sellers listed on Schedule A hereto, and such appointment is in full force and effect with respect to each Seller and such appointment has not revoked nor has any action been taken by any Seller to revoke such appointment.

[Purchaser Signature Page]

IN WITNESS WHEREOF, Purchaser has duly executed this Agreement as of the date first above written.

RJD Green, Inc.

/s/ Zahoor Ahmad

By:  Zahoor Ahmad

Chief Executive Officer

Zahoor Ahmad

/s/ Zahoor Ahmad

Zahoor Ahmad, individually

SCHEDULE A SELLERS

Name	Amount	Date Issued	Series

Janice C Quist	350,000	6/28/2012	Common
Mike La Lond	100,000	6/28/2012	Common
Jerry Niblett	100,000	6/28/2012	Common
Ron Brewer	100,000	6/28/2012	Common
Richard Hollis	8,750	6/28/2012	Common
Paul Williams	13,750	6/28/2012	Common
Paul Richard & Gloria Lea Hollis	76,180	6/28/2012	Common
Samuel & Heather Bibles	59,000	6/28/2012	Common
Samuel W Bibles	30,000	6/28/2012	Common
Darlene A Couch	10,000	6/28/2012	Common
Mickey B Myers	10,000	6/28/2012	Common
Heather Bibles	10,000	6/28/2012	Common
Samuel W Bibles	10,000	6/28/2012	Common
Charles Messall	15,000	6/28/2012	Common
Mickey Myers	15,000	6/28/2012	Common
Max Hopkins	25,000	6/28/2012	Common
Paul Richard Hollis JR	20,000	6/28/2012	Common
Gloria L Hollis	20,000	6/28/2012	Common
Samuel W Bibles	10,000	6/28/2012	Common
Heather Elaine Bibles	10,000	6/28/2012	Common
Billy Max & Karen Lynn Hopkins	15,000	6/28/2012	Common
Daren & Sera Johnson	5,000	6/28/2012	Common
Charles M Messall	10,000	6/28/2012	Common
Darrel & Delaine Rupe	10,000	6/28/2012	Common
John A Feeny	1,000	6/28/2012	Common
Cynthia G Somers	1,000	6/28/2012	Common
Tome & Gayle Hayes	2,000	6/28/2012	Common
Robert L & Donna D Kaller	2,500	6/28/2012	Common
Donna F Stansel	2,000	6/28/2012	Common
Marlene J Warlick	2,000	6/28/2012	Common
Gary & Rebecca Cummings	4,000	6/28/2012	Common
Clyde & Nancy Starr	3,000	6/28/2012	Common
Dennis & Jeanie Wozny	3,000	6/28/2012	Common
Bryan & Gail Mead	5,000	6/28/2012	Common
Samuel & Leila Stringfellow	5,000	6/28/2012	Common
Bruce Bales	8,000	6/28/2012	Common
Kathlyn C Smith Revocable Trust	80,000	6/28/2012	Common
Mary K Bales	40,000	6/28/2012	Common
Mai Vang	75,000	6/28/2012	Common
Rodger Wash	150,000	6/28/2012	Common
Helen English	30,000	6/28/2012	Common
Integrity Companies Group	100,000	6/28/2012	Common
Premere Resources Corp	1,000,000	6/28/2012	Common
Ronald Duvall	35,000	6/28/2012	Common
Equitas Group LLC	1,800,000	2/15/2013	Common
Eric English	250,000	2/15/2013	Common
Southbridge Advisory Group	250,000	2/15/2013	Common
Premere General Agency	100,000	2/15/2013	Common
Mike La Lond	250,000	2/15/2013	Common
Jerry Niblett	250,000	2/15/2013	Common
Eric English	175,000	6/28/2012	Preferred B
David Williams	10,000	6/28/2012	Preferred A
MaryJo Williams	5,000	6/28/2012	Preferred A
Donald & Nina Helms	10,000	6/28/2012	Preferred A
Goldstar Trust	65,000	6/28/2012	Preferred A
Paul R Williams	35,000	6/28/2012	Preferred A
Rail Pro Services	125,000	6/28/2012	Preferred B
Total Shares issued	5,906,180